UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 20, 2014
CANNAMED CORPORATION
(Exact name of registrant as specified in its charter)
Nevada	000-53447	20-5893809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Suite 507 – 700 West Pender Street, Vancouver, British Columbia		V6C 1G8
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(702) 751-8455
MASS PETROLEUM INC.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws
Item 8.01	Other Items

We previously announced in our Current Report on Form 8-K filed on February 21, 2014, that on February 19, 2014, our board of directors approved an agreement and plan of merger to merge with our wholly-owned subsidiary Dyna Nutra, Inc., a Nevada corporation, to effect a name change from Mass Petroleum, Inc. to Dyna Nutra, Inc.

While the Articles of Merger were filed with the Nevada Secretary of State with an effective date of March 6, 2014, the Financial Industry Regulatory Authority (FINRA) was not able to complete their review of our submission for the change of name by that date.  On March 19, 2014, we submitted a request to FINRA to withdraw our application for the change of name to Dyna Nutra, Inc.

On March 20, 2014, our board of directors approved an agreement and plan of merger to merge with our wholly-owned subsidiary Cannamed Corporation, a Nevada corporation, to effect a name change to Cannamed Corporation.  Our company remains the surviving company.  Our subsidiary Cannamed Corporation was formed solely for the change of name.

Articles of Merger to effect the merger and change of name were filed and became effective with the Nevada Secretary of State on April 4, 2014.

The name change has been reviewed by FINRA and has been approved for filing with an effective date of April 7, 2014.

The name change will become effective with the Over-the-Counter Bulletin Board at the opening of trading on April 7, 2014 under the symbol "MDMJ".  Our new CUSIP number is 13764W 108.

Item 9.01	Financial Statements and Exhibits
3.1	Articles of Merger filed with the Nevada Secretary of State on February 21, 2014 with an effective date of March 6, 2014 changing the name of our company to Dyna Nutra, Inc.
3.2	Articles of Merger filed with the Nevada Secretary of State on March 31, 2014 with an effective date of April 4, 2014 changing the name of our company to Cannamed Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNAMED CORPORATION /s/ Jordan Shapiro
Jordan Shapiro
President and Director

Date:	April 4, 2014